Exhibit 10.62

Asset Transfer Agreement

Party A: All shareholders of Lai Bing Peng Fei Pharmacy Chain Store Co., Ltd.
Address: 183 Spring Ave., Xiangzhou County, Laibing City
Legal representative: Xiangguo Zhou
Title: Executive Director of the Board, General Manager

Party B: Liuzhou Baicaotang Medicine Retail Limited.
Address: 102 Chengzhan Road, Liuzhou, Guangxi
Legal representative: Huitian Tang
Title: Chairman of the Board of Directors

Whereas:
1. Party A is a legal enterprise registered in Xiangzhou County, Laibing City of Guangxi Province. It agrees to transfer its assets, the detailed scope and status of the transferred assets are provided in an evaluation report attached.

2. Party B agrees to accept the assets transferred from Party A

The parties reach the following agreement through negotiation:

1) Target of the transfer
The target asset which Party A agrees to transfer and Party B agrees to accept is the enterprise asset of Party A.

2) Consideration
a. The net asset value of Party A’s enterprise provided by an evaluation agency shall be the reference price for the consideration. The consideration for Party A’s transfer is RMB 4228573.10
The consideration includes:
Total inventory value: RMB 2113632.1
Total cost of decoration: RMB 2023000
Total evaluation of fixed assets: RMB 91950
Total: RMB 4228573.1

b. The payment of the consideration: Party B shall pay a deposit of RMB 0.5 million to Party A within 7 days after signing of this agreement. The remaining balance shall be paid by May 20.

c. If Party A breaches the agreement, Party A shall pay a liquidated damage twice the amount of Party A’s deposit in addition to other liabilities as specified in this agreement. If Party B breaches, Party A is entitled to keep the deposit.

d. Party B shall gain control over Party A’s asset after partial payment of the deposit.

3) Provision of material and information

Party A shall provide all necessary information to Party B, especially those not disclosed to the public.

4) Duties and obligations of Party A
a. Party A shall transfer all its goods in warehouse to Party B.

b. Party A shall provide a list of its fixed assets to Party B. Party A shall not dispose its fixed assets after 5/1/2010

c. Party A shall assist Party B to change its store name to “Baicaotang” after receiving all transfer considerations.

d. Party A shall assist Party B to complete all necessary registration procedures.

e. Party A shall provide a list of its liabilities to Party B prior to the signing of this agreement. Party A shall be responsible for all interest accrued and taxes prior to the asset transfer, Party B shall be responsible for all interest and taxes afterwards.

f. The breaching party shall be responsibly for all damages caused to the other party.

g. If Party A causes any damages to Party B due to its undisclosed assets, debt or tax liabilities, Party B is entitled to be compensated for its loss by Party A and Party A shall pay a liquidated damage which is 10% of the undisclosed amount.

5) Fees
Party A and Party B shall pay for its own travel expense, Party B shall be responsible for the evaluation fee of Party A.

6) Exclusivity
Party A shall not contact third party without prior written approval from Party B.

7) Confidentiality
Prior to the public announcement of this agreement, Party A and Party B agree not to unilaterally disclose the content of the agreement.

8) Termination
If the termination of the agreement is caused by breaching of the agreement, the breaching party shall pay the damages as specified in the agreement.

9) Liability
a. If Party A breaches the exclusivity clause, it shall be responsible for asset evaluation cost paid by Party B.
b. If the agreement is terminate due to Party A’s delay and Party B has explicitly expressed its willingness to accept the transferred asset, Party A shall be responsible for asset evaluation cost paid by Party B.

c. Party A confirms to Party B that all its transferred assets are free from any guarantee or any other related rights or obligations.
d. If Party A breaches its promise, Party B has the right to terminate the agreement without any liability. If Party B breaches its promise, Party A has the right to terminate the agreement without any liability.
e. Any dispute shall be resolved by the parties, if parties fail to resolve the dispute, it shall be resolve by a court at Party B’s location.

10) Other
a. There are six copies of this agreement; each party shall hold three copies.
b. the agreement shall be effective after parties apply their seals to this agreement.

Party A: Lai Bing Peng Fei Pharmacy Chain Store Co., Ltd.
Signature: /s/ Xiangguao Zhou
Signature: /s/ Yuqing Jiang
Date: 4/25/2010

Party B: Liuzhou Baicaotang Medicine Retail Limited
Signature: /s/ Hui Tian Tang
Date: 4/25/2010

Appendix
Lai Bing Peng Fei Pharmacy Chain Store Co., Ltd.
Asset Evaluation Report
Date April, 2010
Summary
1. Purpose of Evaluation:
The purpose of the evaluation is to provide valuation reference for the asset of Lai Bing Peng Fei Pharmacy Chain Store Co., Ltd.

2. Evaluation Target and Scope: the whole asset of Lai Bing Peng Fei Pharmacy Chain Store Co., Ltd.

3. Type of valuation
The evaluation is based on the presumption that the evaluated asset will continue to be operated after April 25, 2010.

4. The base date of the evaluation: April 25, 2010

5. Evaluation principle
The Evaluation shall follow the principle of independent, objective, scientific and professional.

6. Evaluation method: Cost method

7. Evaluation conclusion
After evaluation, the total value of asset of Lai Bing Peng Fei Pharmacy Chain Store Co., Ltd. is RMB 4358451.1. Amount it, inventory is RMB 2113623.1, cost of decoration is RMB 2152878, fixed asset is RMB 91950.

8. Date of report: 4/28/2010

PRC registered asset evaluator
Signature: /s/ Qiang Liu

PRC registered asset evaluator
Signature: /s/ Xiaoran Chen

4